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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


                     Date of Report:  June 17, 1996
                                      -------------

                 HOUSEHOLD INTERNATIONAL, INC.
                 -----------------------------
     (Exact name of registrant as specified in its charter)



Delaware               1-8198                  36-3121988
- --------------------------------------------------------------
(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)



2700 Sanders Road, Prospect Heights, Illinois             60070
- ---------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 847/564-5000
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Item 5.    Other Events

           Press release announcing the agreements under which Household International, Inc. ("Household") will acquire approximately $3.4 billion Union Privilege affinity credit card receivables from The Bank of New York (Delaware), and will market the Union Privilege card to the affiliated union membership of the AFL-CIO. The purchase price for the portfolio includes a premium to The Bank of New York of approximately $580 million. Household and its subsidiaries will initially finance the portfolio through the issuance of debt instruments of varying maturities. The closing is scheduled to occur in the second quarter.


Item 7.    Financial Statements and Exhibits

           (a)   Financial statements of businesses acquired.

                 Not applicable.

           (b)   Pro forma financial information.

                 Not applicable.

           (c)   Exhibits.

                 No.   Exhibit
                 ---   -------
                 99    Press release regarding the agreements under
                       which Household will acquire the Union
                       Privilege affinity card portfolio from The
                       Bank of New York (Delaware) and will market
                       the Union Privilege card to the AFL-CIO
                       membership.
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                                 SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSEHOLD INTERNATIONAL, INC.
                                 ----------------------------
                                        (Registrant)


                                 By:  /s/ Susan E. Casey
                                      -------------------
                                      Susan E. Casey
                                      Assistant Secretary

Dated:  June 17, 1996
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